UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2006

KENDLE INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, Ohio 45202
(Address of principal executive offices)

(513) 381-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

        On or about June 22, 2006, the Company terminated the Second Amended and Restated Credit Agreement, dated as of May 27, 2005 (the “2005 Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A. as agent, and the Lenders signatory thereto including JPMorgan Chase Bank, N.A. and Keybank National Association. The 2005 Credit Agreement provided for, among other things, up to $20,000,000 of revolving credit (“Revolver”) and the right to convert up to $10,000,000 into term loans (“Term Loans”) in connection with certain permitted acquisitions. At the time of termination, there was no outstanding balance under the Revolver and a $3.044 million balance under the Term Loans along with certain facility fees.

        The financial obligations of the Company under the Credit Agreement have been fully satisfied. There were no prepayment or early termination penalties in connection with the termination of the 2005 Credit Agreement.

        The above description of the 2005 Credit Agreement is qualified in its entirety by the terms of the 2005 Credit Agreement, which has previously been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 3, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2006	KENDLE INTERNATIONAL INC. BY: /s/ Karl Brenkert III —————————————— Karl Brenkert III Senior Vice President — Chief Financial Officer